UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2021

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.    COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS.
On April 7, 2021, Western Alliance Bank (“WAB”), a wholly owned subsidiary of Western Alliance Bancorporation (the “Company”), completed its previously announced acquisition of Aris Mortgage Holding Company, LLC, (“Aris”), the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”), pursuant to the terms of the Agreement and Plan of Merger, dated February 16, 2021 (the “Agreement”), by and among WAB, Aris, AmeriHome, A-A Mortgage Opportunities, LP (as a member of Aris and in its capacity as member representative for the other members of Aris), Western Alliance Equipment Finance, Inc., a wholly owned subsidiary of WAB (“WAEF”), and WAB Mortgage Sub, LLC, a wholly owned subsidiary of WAEF (“WAB Mortgage Sub”).
Pursuant to the Agreement, Aris merged with and into WAB Mortgage Sub with Aris surviving the merger as an indirect subsidiary of WAB (the “Merger”). As a result of the Merger, AmeriHome is now an indirect subsidiary of the Company and will continue to operate as AmeriHome Mortgage, a Western Alliance Bank company. Based on AmeriHome’s closing balance sheet and a $275 million premium, total consideration is approximately $1.22 billion.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2021, and the full text of which is incorporated herein by reference.

ITEM 7.01.    REGULATION FD DISCLOSURE.
On April 7, 2021, the Company issued a press release announcing that it had completed its acquisition of Aris. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Statements of Businesses Acquired.
The financial statements required to be filed as part of this Current Report will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed as part of this Current Report will be filed by amendment to this Current Report no later than 71 days following the date that this Current Report is required to be filed.
(c) Shell Company Transactions.
None.
(d) Exhibits.

Exhibt No.	Description

99.1	Press release dated April 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements
This report contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including: (a) the integration of the businesses of the Company and AmeriHome may not be successful, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (b) the effects of the ongoing COVID-19 pandemic on the Company, AmeriHome, and their respective customers, employees and third-party service providers; and (c) the other risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale M. Gibbons
Vice Chairman and Chief Financial Officer

Date:	April 7, 2021